UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): February 11, 2015

SOUL AND VIBE INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55091	38-3829642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 South Hwy 100, Suite 500 St. Louis Park MN		55416
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 400-8040

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 1.01	Entry Into a Material Definitive Agreement

Purchase Agreement

On February 11, 2015, Soul and Vibe Interactive Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Beaufort Capital Partners, LLC (“Beaufort”), pursuant to which the Company may issue and sell, and Beaufort is committed to purchase, up to $2,000,000 (the “Total Commitment Amount”) of shares (the “Shares”) of the Company’s common stock over the 36-month term of the Purchase Agreement.

From time to time over the 36-month term of the Purchase Agreement, commencing on the trading day immediately following the date on which the initial registration statement is declared effective by the SEC, the Company may, in its sole discretion, provide Beaufort with a draw down notice (each, a “Draw Down Notice”), to purchase a specified dollar amount of Shares (such number, the “Commitment Shares”), representing the Total Commitment divided by the per share purchase price, as described below (each, a “Draw Down Amount Requested”), subject to the limitations discussed below. The actual amount of proceeds the Company will receive pursuant to each Draw Down Notice (each, a “Draw Down Amount”) is to be determined by multiplying the Draw Down Amount Requested by the applicable purchase price. The purchase price of each Commitment Share equals 71% of the Market Price (as hereinafter defined) during the five consecutive trading days immediately preceding the date of the applicable Draw Down Notice. The “Market Price” is the average of the lowest trading prices of the Company’s common stock as reported by Bloomberg L.P. occurring on two separate days in the five (5) trading day period immediately preceding the date of the applicable Draw Down Notice.

The maximum number of Commitment Shares requested to be purchased pursuant to any single Draw Down Notice cannot exceed the lesser of (i) 300% of the average daily share volume of the Company’s common stock in the five (5) trading days immediately preceding the Draw Down Notice, (ii) such number of shares as shall cause Beaufort to acquire or purchase an aggregate number of shares of the Company’s common stock that would result in Beaufort beneficially owning more than 4.99% of the issued and outstanding shares of common stock, or (iii) the aggregate offering price or number of shares of the Company’s common stock available for issuance under a registration statement (the “Maximum Draw Down Amount Requested”).

In order to deliver a Draw Down Notice, certain conditions set forth in the Purchase Agreement must be met. In addition, the Company is prohibited from delivering a Draw Down Notice if: (i) the Draw Down Amount Requested in such Draw Down Notice exceeds the Maximum Draw Down Amount Requested; (ii) the sale of Commitment Shares pursuant to such Draw Down Notice would cause the Company to issue and sell to Beaufort or Beaufort to acquire or purchase a number of Shares that, when aggregated with all Shares purchased by Beaufort pursuant to all prior Draw Down Notices issued under the Purchase Agreement, would exceed the Total Commitment; or (iii) the sale of the Commitment Shares pursuant to the Draw Down Notice would cause the Company to issue and sell to Beaufort or Beaufort to acquire or purchase an aggregate number of Shares that would result in Beaufort beneficially owning more than 4.99% of the issued and outstanding shares of common stock.

The Purchase Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties. Unless earlier terminated, the Purchase Agreement will terminate automatically on the earlier to occur of: (i) the first day of the month next following the 36-month anniversary of the date on which the initial registration statement is declared effective by the SEC and (ii) the date on which Beaufort has purchased or acquired shares of the Company’s common stock pursuant to the Purchase Agreement equal to the Total Commitment Amount. Under certain circumstances set forth in the Purchase Agreement, the Company and Beaufort each may terminate the Purchase Agreement on one trading day’s prior written notice to the other, without fee, penalty, or cost. However, if the Company terminates the Purchase Agreement (i) after having drawn down no less than $500,000 in Commitment Shares, the Company must issue to the Investor 1,000,000 shares of its restricted common stock, and (ii) without having drawn down at least $500,000 in Commitment Shares, the Company must issue to Beaufort 7,000,000 shares of its restricted common stock.

The Purchase Agreement also provides for the Company’s indemnification of Beaufort and its affiliates in the event that Beaufort incurs losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses related to a breach by the Company of any of its representations, warranties, covenants, or agreements under the Purchase Agreement or the other related transaction documents or any action, suit, claim, or proceeding instituted against Beaufort or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

In addition, the Purchase Agreement limits the percentage of beneficial ownership of the Company’s common stock by Beaufort at any given time. Any Shares remaining unissued to Beaufort at the expiration of the Purchase Agreement will be removed from registration and will not be offered for sale.

Registration Rights Agreement

In connection with the entry into of the Purchase Agreement, the Company also entered into a Registration Rights Agreement (the “Registration Agreement”) with Beaufort on February 11, 2015, pursuant to which the Company agreed to register for resale all of the Commitment Shares in a registration statement to be filed with the SEC within 30 days of the execution of the Registration Agreement. The effectiveness of the Registration Statement is a condition precedent to the Company’s ability to sell any Commitment Shares to Beaufort under the Purchase Agreement.

The Company agreed to file with the SEC one or more additional registration statements to cover all of the securities required to be registered under the Registration Agreement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statement as provided in the Registration Agreement.

Escrow Agreement

Also in connection with the entry into of the Purchase Agreement and the Registration Agreement on February 11, 2015, the Company, Beaufort and Matthew McMurdo, Esq. entered into an Escrow Agreement (the “Escrow Agreement”), whereby Beaufort agreed to provide the legal expenses necessary to file the Registration Statement. In addition, the Company agreed to pledge 7,000,000 shares of its restricted common stock to Beaufort, which shares are being held in escrow, 6,000,000 of which will be returned to the Company upon the effectiveness of the initial registration statement, and 1,000,000 of which will be returned to the Company upon an aggregate of $500,000 of Draw Down Amounts. In the event that such Registration Statement is not declared effective by the SEC within 180 days of the date of the initial filing of said Registration Statement, such shares will be released to Beaufort.

The foregoing description of the Purchase Agreement, Registration Agreement and the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, Registration Agreement and Escrow Agreement which are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K.

Item 3.02	Unregistered Equity Securities

Please see Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On February 17, 2015, the Company issued a press release regarding Purchase Agreement, Registration Agreement, the Escrow Agreement and certain related matters. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Items 7.01 and the press release included as Exhibit 99.1 of Item 9.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Common Stock Purchase Agreement between the Company and Beaufort Capital Partners LLC, a New York limited liability company, dated February 11, 2015
10.2	Registration Rights Agreement between the Company and Beaufort Capital Partners LLC, a New York limited liability company, dated February 11, 2015
10.3	Escrow Agreement among the Company, Beaufort Capital Partners LLC, a New York limited liability company, and Matthew McMurdo, Esq. dated February 11, 2015
99.1	Press Release dated February 17, 2015

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUL AND VIBE INTERACTIVE INC.

Date: February 17, 2015	By:	/s/ Peter Anthony Chiodo
Peter Anthony Chiodo
Chief Executive Officer and President

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